                                                                   EXHIBIT 11-24

                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK


                                                        Three Months            Nine Months            Twelve Months
                                                           Ended                   Ended                   Ended
                                                     September 30, 1995      September 30, 1995      September 30, 1995
                                                     ------------------      ------------------      ------------------

                                                                    (Thousands, except per share amounts)
PRIMARY:
  Earnings for Common Stock   . . . . . . . . . . .    $  141,412                $  331,647              $  419,614
  Weighted average number of
    common shares outstanding (a)   . . . . . . . .       144,906                   144,882                 144,877
  Earnings per share of Common Stock
    based on weighted average number
    of shares outstanding   . . . . . . . . . . . .         $0.98                     $2.29                   $2.90

FULLY DILUTED:
  Earnings for Common Stock   . . . . . . . . . . .    $  141,412                $  331,647              $  419,614
  Convertible Preferred Stock dividends   . . . . .            40                       188                     265
                                                       ----------                ----------              ----------
                                                       $  141,452                $  331,835              $  419,879
                                                       ==========                ==========              ==========


  Weighted average number of common
    shares outstanding (a)  . . . . . . . . . . . .       144,906                   144,882                 144,877
  Conversion of convertible Preferred
    Stock   . . . . . . . . . . . . . . . . . . . .           267                       292                     298
                                                       ----------                ----------              ----------
                                                          145,173                   145,174                 145,175
                                                       ==========                ==========              ==========


  Earnings per share of Common Stock
    assuming conversion of outstanding
    convertible Preferred Stock   . . . . . . . . .         $0.97                     $2.29                   $2.89

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(a)  Based on a daily average.